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                                HOW TO SUBSCRIBE

A.   Instructions.
     ------------

     Each person considering subscribing for the Shares should review the following instructions:

     Subscription Agreement: Please complete, execute and deliver to the Company the enclosed copy of the Subscription Agreement. The Company will review the materials and, if the subscription is accepted, the Company will execute the Subscription Agreement and return one copy of the materials to you for your records.

     The Company shall have the right to accept or reject any subscription, in whole or in part.

     An acknowledgment of the acceptance of your subscription will be returned to you promptly after acceptance.

     Payment: Payment for the amount of the Shares subscribed for shall be made by delivery by the earlier of _______________, 2006 or such date as the Company shall specify by written notice to subscribers (unless such period is extended in the sole discretion of the President of the Company), of a check or wire transfer of immediately available funds to the Company at the address set forth below or an account specified by the Company. The closing of the transactions contemplated hereby (the "Closing") will be held on _______________, 2006 or such earlier date specified in such notice (unless the closing date is extended in the sole discretion of the President of the Company). There is no minimum aggregate amount of Shares which must be sold as a condition precedent to the Closing, and the Company may provide for one or more Closings while continuing to offer the Shares that constitute the unsold portion of the Offering.

B.   Communications.
     --------------

     All documents and cheques should be forwarded to:

     VOQAL COMMUNICATIONS, INC.
     2050 Russett Way, Suite 387
     Carson City, NV 89703
     Attention: John Dafoe

     THE PURCHASE OF SHARES OF VOQAL COMMUNICATIONS, INC. INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.



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                           VOQAL COMMUNICATIONS, INC.
                           2050 Russett Way, Suite 387
                              Carson City, NV 89703


                             SUBSCRIPTION AGREEMENT

The undersigned (the "Subscriber") hereby irrevocably subscribes for that number of Shares set forth below, upon and subject to the terms and conditions set forth in the Corporation's SB-2 Registration Statement dated _______________, 2006.

Total Number of Shares to be Acquired:            _____________________________.
Amount to be Paid (price of $0.25 per Share):     _____________________________.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ___ day of _________, 2006.


Signature:___________________________________    Subscriber's Social Security or
                                                 Tax Identification Number:
                                                 _______________________________

Print Name: _________________________________    Signature of Co-owners if
                                                 applicable:
                                                 _______________________________
Print Title: ________________________________

Address:  Number and Street: ___________________________________________________
          City, State, Zip: ____________________________________________________

Name as it should appear on the Certificate:____________________________________

If Joint Ownership, check one (all parties must sign above):
|_| Joint Tenants with Right of Survivorship
|_| Tenants in Common
|_| Community Property

If Fiduciary or Business Organization, check one:
|_| Trust
|_| Estate
|_| Power of Attorney
Name and Type of Business Organization: ________________________________________


                           ACCEPTANCE OF SUBSCRIPTION

The foregoing Subscription is hereby accepted for and on behalf of VOQAL COMMUNICATIONS, INC. this ___ day of __________, 2005.

VOQAL COMMUNICATIONS, INC.

By ________________________________________________
     John Dafoe, President



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